UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 15, 2021

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4227 Habana Avenue, Jacksonville, FL	32217
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Termination of Letter of Intent relating to the proposed acquisition by LFTD Partners Inc. of Savage Enterprises, Premier Greens LLC and MKRC Holdings, LLC

On December 15, 2021, LFTD Partners Inc. (“LFTD ”), Gerard M. Jacobs (“GJacobs”), William C. “Jake” Jacobs (“WJacobs”), and Nicholas S. Warrender (“Warrender”), Savage Enterprises, a Wyoming corporation (“Savage”), Premier Greens LLC, a California limited liability company (“Premier Greens”), MKRC Holdings, LLC, a Wyoming limited liability company (“MKRC”), Christopher G. Wheeler (“Wheeler”), and Matt Winters (“Winters”), mutually stipulated to terminate the Letter of Intent dated June 15, 2021 that set out LFTD’s possible acquisition of Savage, Premier Greens and MKRC. As a result, no acquisition of Savage, Premier Greens or MKRC by LFTD will occur.

The executed Termination Agreement of the Letter of Intent with the Savage parties dated December 15, 2021 is attached as Exhibit 10.63

Termination of Letter of Intent relating to the proposed acquisition by LFTD Partners Inc. of Fresh Farms E-Liquid, LLC

On December 16, 2021, LFTD, Fresh Farms E-Liquid, LLC, a California limited liability company (“Fresh Farms”), Anthony J. Devincentis (“Devincentis”), Jakob M. Audino (“Audino”), Forrest F. Town (“Town”), John Z. Petti (“Petti”), GJacobs, Warrender, WJacobs, Wheeler and Winters mutually stipulated to terminate the Letter of Intent dated September 1, 2021 that set out LFTD’s possible acquisition of Fresh Farms. As a result, no acquisition of Fresh Farms by LFTD will occur.

The executed Termination Agreement of the Letter of Intent with the Fresh Farms parties dated December 16, 2021 is attached as Exhibit 10.64

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.63	Termination Agreement dated as of December 15, 2021 - Savage Enterprises, Premier Greens LLC, MKRC Holdings, LLC, LFTD Partners Inc., et al.

Exhibit 10.64	Termination Agreement dated as of December 16, 2021 - Fresh Farms E-Liquid, LLC, LFTD Partners Inc., et al.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  December 17, 2021